DraftKings Reports YoY Third Quarter Revenue Increase of 136% to $502 million; Raises 2022 Revenue Guidance and Improves 2022 Adjusted EBITDA Guidance; Introduces 2023 Revenue and Adjusted EBITDA Guidance

Adjusted EBITDA Improves Significantly Compared to Third Quarter of 2021

Boston, MA – November 4, 2022— DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today reported its third quarter 2022 financial results.

Third Quarter 2022 Highlights

For the three months ended September 30, 2022, DraftKings reported revenue of $502 million, an increase of 136% compared to $213 million during the same period in 2021. Revenue for the Company’s B2C segment grew to $493 million, an increase of 161% compared to the three months ended September 30, 2021, primarily due to robust customer acquisition and retention, the successful launches of its Sportsbook and iGaming products in additional jurisdictions since the third quarter of 2021, atypically high hold rates largely from NFL wagering and reduced promotional intensity. Revenue and Adjusted EBITDA for the three months ended September 30 2022 both outperformed the commentary previously provided by DraftKings during its second quarter earnings conference call on August 5, 2022.

“DraftKings had a very strong third quarter. Our team continued to drive top-line growth through highly effective customer engagement and compelling product and technology enhancements while remaining focused on our path to profitability,” said Jason Robins, DraftKings’ co-founder, Chief Executive Officer and Chairman of the Board. “For the NFL season, we made investments in our mobile Sportsbook product, creating a differentiated and fun customer experience, and also realized unique marketing optimization benefits as an operator with truly national scale. Throughout 2022, we’ve struck the right balance between delivering differentiated top-line growth and driving operating efficiencies. We continue to be confident that we will achieve positive Adjusted EBITDA in the fourth quarter of 2023 based on the visibility we have into expected state launches.”

“Our results in the third quarter significantly exceeded the expectations that we provided on our second quarter earnings conference call,” added Jason Park, DraftKings’ Chief Financial Officer. “We are increasing the midpoint of our fiscal year 2022 revenue guidance by $45 million and improving the midpoint of our fiscal year 2022 Adjusted EBITDA guidance by $10 million, which is a meaningful improvement given our prior fiscal year 2022 Adjusted EBITDA guidance did not include our launch in Kansas on September 1, 2022 or fourth quarter investments ahead of our expected launches in Maryland and Ohio, pending licensure and regulatory approvals. We are also introducing 2023 guidance for revenue and Adjusted EBITDA which reflects our continued balance between driving attractive revenue growth and meaningfully improving our Adjusted EBITDA.”

Continued Healthy Growth in Player Retention, Acquisition and Engagement

•Monthly Unique Payers (“MUPs”) increased to 1.6 million average monthly unique paying B2C customers, representing an increase of 22% compared to the third quarter of 2021. This increase reflects strong unique payer retention and acquisition across DraftKings’ Sportsbook and iGaming products as well as the expansion of its Sportsbook and iGaming products into new jurisdictions, partially offset by a decline in Daily Fantasy Sports MUPs. The year-over-year increase in MUPs in the third quarter of 2022 was also negatively impacted by the extension of the 2020-2021 NBA season into the third quarter of 2021, while the 2021-2022 NBA season ended in the second quarter of 2022.

•Average Revenue per MUP (“ARPMUP”) was $100 in the third quarter of 2022, representing a 114% increase compared to the same period in 2021. This increase was primarily due to a continued mix shift into DraftKings’ Sportsbook and iGaming products, atypically high Sportsbook hold rates largely from NFL wagering and reduced promotional intensity.

•Detailed financial data and other information is available in DraftKings’ Quarterly Report on Form 10-Q, which will be filed today with the Securities and Exchange Commission (the “SEC”), as well as in a slide presentation that can be accessed through the “Investors” section of the Company’s website at investors.draftkings.com.

Raising 2022 Revenue Guidance and Improving 2022 Adjusted EBITDA Guidance; Introducing 2023 Revenue and Adjusted EBITDA Guidance

•DraftKings is raising its fiscal year 2022 revenue guidance to a range of $2.16 billion to $2.19 billion from the range of $2.08 billion to $2.18 billion previously announced in the Company’s second quarter earnings press release and on the Company’s second quarter earnings conference call on August 5, 2022. This updated 2022 revenue guidance range equates to year-over-year growth of 67% to 69%.

•DraftKings is also improving its fiscal year 2022 Adjusted EBITDA guidance. The Company now expects a fiscal year 2022 Adjusted EBITDA loss of between $800 million and $780 million compared to its prior fiscal year 2022 Adjusted EBITDA guidance of a loss of between $835 million and $765 million, which was previously announced in the Company’s second quarter earnings press release and on the Company’s second quarter earnings conference call on August 5, 2022. DraftKings’ prior fiscal year 2022 Adjusted EBITDA guidance did not include the impact of the Company’s launch in Kansas on September 1, 2022 or the anticipated impact in the fourth quarter of 2022 related to reasonably foreseeable state launches, such as the Company’s expected launches in Maryland and Ohio, pending licensure and regulatory approvals.

•DraftKings is introducing fiscal year 2023 revenue guidance of a range of $2.8 billion to $3.0 billion, which equates to 33% year-over-year growth based on the midpoints of the Company’s fiscal year 2022 revenue guidance and the Company’s fiscal year 2023 revenue guidance. DraftKings is also introducing fiscal year 2023 Adjusted EBITDA guidance of a loss of between $575 million and $475 million.

•DraftKings’ revenue and Adjusted EBITDA guidance for fiscal years 2022 and 2023 include all the jurisdictions in which the Company was live as of November 4, 2022, as well as jurisdictions in which DraftKings reasonably expects to launch during the guided periods.

•Specifically, DraftKings’ 2022 and 2023 revenue and Adjusted EBITDA guidance outlined above assume that the Company launches mobile sports betting in Maryland in the fourth quarter of 2022, in Ohio and Massachusetts in the first quarter of 2023 and in Puerto Rico in the third quarter of 2023.

Expanded Mobile Sports Betting Footprint

•DraftKings is live with mobile sports betting in 18 states that collectively represent approximately 37% of the U.S. population following the launch of its online Sportsbook in Kansas on September 1, 2022.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings launched its Sportsbook and iGaming products in Ontario, Canada on May 18, 2022.

•Four of the U.S. jurisdictions where DraftKings has the potential opportunity to operate via a market access agreement or direct license – Maryland, Puerto Rico, Ohio, and Massachusetts – have authorized mobile sports betting. These four jurisdictions represent approximately 8% of the U.S. population and, pending licensure and regulatory approvals, would bring the percentage of the U.S. population where DraftKings expects to offer legalized mobile sports betting to approximately 45%.

Product Functionality and Content

•In the third quarter, DraftKings continued to expand the content offering and functionality of its Sportsbook product, which the Company believes will help drive customer acquisition, engagement, and retention. Differentiated content launched for the 2022 NFL season included head-to-head matchups, a number of new multi-player prop and player flash markets, and full-time and anytime squares for every game of the season. DraftKings also added new functionality such as early payout for moneyline wagers, quick parlay and quick same game parlay, as well as the ability for users to combine multiple same game parlays.

•Amazon selected DraftKings as a sponsor and official pre-game odds provider for Thursday Night Football (“TNF”) on Prime Video. The multi-year collaboration between DraftKings and Amazon will deliver fans engaging pregame content and unique betting offers on Thursdays throughout the NFL season. As part of the agreement, TNF features DraftKings integrations in its live pregame, including odds and additional sports betting insights. DraftKings and Amazon will also collaborate on TNF-themed offerings, including same-game parlays, which are available on the DraftKings Sportsbook app. DraftKings’ content will be featured in all 15 TNF games during the 2022 NFL season.

Webcast and Conference Call Details

DraftKings will host a conference call and audio webcast today at 8:30 a.m. EDT, during which management will discuss the Company’s results for the quarter and provide commentary on business performance. A question and answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, and a slide presentation. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. EDT on December 14, 2022.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure that DraftKings uses to supplement its results presented in accordance with U.S. GAAP. The Company believes Adjusted EBITDA is useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, litigation, settlement and related costs, advocacy and other related legal expenses, gain or loss on remeasurement of warrant liabilities, and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The table below presents the Company’s Adjusted EBITDA reconciled to its net loss, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(amounts in thousands)	2022	2021	2022	2021
Net loss	$(450,494)	$(545,028)	$(1,135,290)	$(1,196,898)
Adjusted for:
Depreciation and amortization (1)	46,089	30,356	120,629	88,600
Interest (income) expense, net	(6,301)	1,556	(8,378)	(1,071)
Income tax provision (benefit)	3,177	3,845	(77,580)	1,654
Stock-based compensation (2)	126,038	175,664	448,636	499,246
Transaction-related costs (3)	751	4,348	15,030	15,261
Litigation, settlement, and related costs (4)	1,390	4,712	5,786	8,933
Advocacy and other related legal expenses (5)	16,558	16,667	16,558	27,702
Loss (gain) on remeasurement of warrant liabilities	6,797	(7,091)	(20,199)	2,905
Other non-recurring and non-operating costs (income) (6)	(8,216)	1,368	(37,046)	5,501
Adjusted EBITDA	$(264,211)	$(313,603)	$(671,854)	$(548,167)

(1)The amounts include the amortization of acquired intangible assets of $29.8 million and $20.2 million for the three months ended September 30, 2022 and 2021, respectively, and $76.1 million and $59.9 million for the nine months ended September 30, 2022 and 2021, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with pending or completed transactions and offerings.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to DraftKings’ core business operations.
(5)Includes certain non-recurring costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain products and is actively seeking licensure, or similar approval, for those products. For the three and nine months ended September 30, 2022, those costs primarily related to DraftKings’ activities in California. For the three and nine months ended September 30, 2021, those costs primarily related to DraftKings’ activities in California and Florida. The amounts presented exclude other costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.
(6)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items.

Information reconciling forward-looking fiscal year 2022 and 2023 Adjusted EBITDA guidance to its most directly comparable U.S. GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with U.S. GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with U.S. GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under U.S. GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for operators in 17 countries. The Company operates iGaming in 5 states through its DraftKings brand, as well as operating Golden Nugget Online Gaming, an award-winning iGaming product and iconic gaming brand, in 3 states. DraftKings’ Sportsbook is live with mobile and/or retail betting operations pursuant to regulations in 20 U.S. states and in Ontario, Canada. DraftKings’ daily fantasy sports product is available in 6 countries internationally with 15 distinct sports categories. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NBA, MLB, NHL, PGA TOUR and UFC as well as an official daily fantasy partner of NASCAR. Launched in August 2021, DraftKings Marketplace is a digital collectibles ecosystem designed for mainstream accessibility that offers curated NFT drops and supports secondary-market transactions. DraftKings also owns Vegas Sports Information Network (VSiN), a multi-platform broadcast and content company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), and the impact of COVID-19 on the Company’s business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment (including the impact of the COVID-19 pandemic), that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth;

DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; the potential adverse effects of the current macroeconomic environment (including the COVID-19 pandemic), general economic conditions, unemployment and DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

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Media@draftkings.com

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